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kpmg

    KPMG LLP
    CHARTERED ACCOUNTANTS                          Telephone     (416) 228-7000
    Yonge Corporate Centre                         Telefax       (416) 228-7123
    4120 Yonge Street Suite 500                    www.kpmg.ca
    North York ON M2P 2B8
    Canada

                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Delano Technology Corporation


We consent to the incorporation by reference in this Registration Statement on Form S-8 to be filed June 2, 2000 pertaining to the Delano Technology Corporation Employee Stock Purchase Plan of our report dated January 12, 2000 (except for note 16 which is as of February 7, 2000) on the consolidated financial statements of the Company as at March 31, 1999 and December 31, 1999 and for the period from May 7, 1998 (date of inception) to March 31, 1999, the period from May 7, 1998 (date of inception) to December 31, 1998 and the nine months ended December 31, 1999 included in the Company's registration statement on Form F-1 (Registration No. 333-94505).


/s/ KPMG LLP


Toronto, Canada
June 2, 2000